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                          Exhibit 32.1



                     CERTIFICATION PURSUANT TO


                    18 U.S.C. SECTION 1350


                    AS ADOPTED PURSUANT TO
       SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Warning Model Management,
Inc. (the "Company") on Form 10QSB/A for the period ending
March 31, 2003 as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), I, Michael Rudolph,
Chief Executive Officer of the Company and Stanley Tepper, Chief
Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley
Act of 2002, that, to the best of the undersigned's knowledge and belief:

     (1)  The Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange
          Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Michael Rudolph
-----------------------------------------------
Michael Rudolph, Chief Executive Officer,
President, Chief Accounting Officer and Director
November 24, 2003


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